RESOLUTIONS OF
                             THE BOARD OF DIRECTORS
                      OF WORLDWIDE WIRELESS NETWORKS, INC.



          A special meeting of the Board of Directors of Worldwide Networks, Inc., a Nevada corporation (the "Corporation"), was held on July 19, 2000. All members of the Board of Directors were present.


          RESOLVED,  that  the  Board of Directors  of  the  Corporation  hereby
     Authorize the issuance of 125,000 common restricted shares, of the Corporation's common stock to Technology Equity Fund Corp., as an isolated transaction, under exemption provided by Sections 3 and 4 of the Securities Act of 1933 and applicable state exemptions. These shares shall have piggy back registration rights for immediate registration on the Corporation's next registration. Said stock is being issued for $250,000; and

          FURTHER  RESOLVED,  that  the Corporation's transfer  agent,  Standard
     Registrar & Transfer hereby authorized and directed to issue and aggregate of 125,000 restricted shares of the Corporation's common stock as follows:


               Technology  Equity Fund Corp.            125,000
               1209  Orange  Street
               Wilmington,  Delaware  19801

          FURTHER RESOLVED, that the proper officers of the Corporation be, and They hereby are, authorized and directed to do all other acts and to Execute and deliver all documents as may be required, necessary or appropriate in the opinion of legal counsel, to carry out the intent of this resolution.

DATED  this  19th  day  of  July  2000.



                                                        ------------------------
                                                                CHARLES C. BREAM



                                                        ------------------------
                                                                  JACK TORTORICE



                                                        ------------------------
                                                                THOMAS J. ROTERT


[TYPE]EX-99.5 RESOULTION OF THE BOARD OF DIRECTORS OF WORLDWIDE
              WIRELESS DATED OCTOBER 18, 2000 AUTHORIZING THE AMENDMENT OF THE WARRANT AGREEMENT WITH COLUMBIA FINANCIAL GROUP, INC. TO AMEND EXERCISE PRICE

      RESOLUTIONS OF THE BOARD OF DIRECTORS OF
WORLDWIDE WIRELESS NETWORKS, INC., A NEVADA CORPORATION

        A special meeting of the Board of Directors of Worldwide
Wireless Networks, Inc., a Nevada corporation (the "Corporation"), was held on October 18, 2000. All members of the Board of Directors were present.

        WHEREAS, the Board of Directors of the Corporation have elected to amend the exercise price of the warrants issued to Columbia Financial Group, Inc., under the agreement dated June 1, 2000, for 400,000 warrants and the agreement dated July 12, 2000 for 600,000 warrants, (collectively the "Warrant Agreements") due to market conditions and the current price of the Corporation's common shares:

        THEREFORE, BE IT         RESOLVED, that the Corporation shall
amend the Warrant Agreements to change the exercise price to a price of $1.10 per share with said amendments to be effective immediately; and

        FURTHER RESOLVED, that the shares issued subject to the Warrant Agreements shall be added to the Corporation's Form SB-2 Registration Statement presently on file with the Securities and Exchange Commission which Registration Statement shall be amended as necessary to effect this resolution; and

        FURTHER RESOLVED, that the proper officer of the Corporation be, and they hereby are, authorized and directed to do all other acts and to execute and deliver all documents as may be required, necessary or appropriate in the opinion of legal counsel to carry out the intent of this resolution.

DATED this 18th day of October, 2000



                                /s/
                                        Jack Tortorice




                                /s/
                                        Thomas J. Rotert, Esq.



ITEM  28:  UNDERTAKINGS

The  undersigned  registrant  will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) reflect any prospectus required by Section 10(a)(3) of the Securities Act; (ii) include in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any additional or changed material on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Worldwide Wireless pursuant to the above mentioned provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Worldwide Wireless in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of this issue.

(4) The undersigned registrant undertakes to supplement the prospectus, after the end of the subscription period, to include the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities that the underwriters will purchase and the terms of any later reoffering. If the underwriters make any public offering of the securities on terms different from those on the cover page of the prospectus, we will file a post-effective amendment to state the terms of this offering.

ITEM 28:  UNDERTAKINGS

The undersigned registrant will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section (10)(a)(3) of the Securities
        Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of Worldwide Wireless pursuant to the above mentioned provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(5) In the event that a claim for indemnification against these liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Worldwide Wireless in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appro-priate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of this issue.

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                    Worldwide  Wireless  Networks,  Inc.
                   - ------------------------------------
                              (Registrant)

                  By:  _________________________________
                     /S/ Jack  Tortorice,  Chief  Executive  Officer
                         Date: November 20,  2000

In accordance with the Securities Exchange Act of 1934, this report has been signed by the following persons on behalf of the Registrant, in the capacities and on the date indicated.

Signature                 Title                         Date


________________      Director and Chief Executive      November 20, 2000
                      Officer
/S/ Jack Tortorice



_______________       Chief Financial Officer and
                      Principal Accounting Officer      November 20, 2000
/S/ Jerry Collazo




_______________       Director                          November 20, 2000

/S/ Thomas Rotert, Esq.

                  CONSENT OF FELDHAKE, AUGUST & ROQUEMORE, LLP

     We hereby consent to the use of our legal opinion dated October 5, 2000, in this registration statement on Form SB-2/A for Worldwide Wireless Networks, Inc.


     Feldhake,  August  &  Roquemore

 /s/ Kenneth  S.  August
     -------------------
     Kenneth  S.  August,  Esq.
     Irvine,  California
     October  5,  2000